UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 11, 2009

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       1507 Pine Street, Boulder, CO  80302
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.03:	CREATION OF A DIRECT FINANCIAL OBLIGATION
ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATIONS

    Effective May 11, 2009, Global Casinos, Inc. (the “Company”) consummated an unsecured loan in the original principal amount of $100,000 from its wholly-owned subsidiary Casinos USA, Inc. (“Casinos”). Casinos owns and operates the Bull Durham casino in Blackhawk, Colorado. The loan is evidenced by the Company’s promissory note in the principal amount of $100,000 which accrues interest at the rate of 12% per annum.  The total outstanding principal balance, together with accrued and unpaid interest, shall be due and payable in two installments: the first installment of $50,000, together with accrued and unpaid interest, shall be due and payable out of, and shall be deducted from the Net Profit distribution payable to the Company by Casinos for the three month period ended June 30, 2009; and the second installment of $50,000, together with accrued and unpaid interest, shall be payable out of and deducted from the Net Profit distribution payable to the Company by Casinos for the three month period ended September 30, 2009.  In addition, the Company has agreed to pay to Casinos a loan fee in the amount of $1,000.

ITEM 9.01:       EXHIBITS AND FINANCIAL STATEMENTS

(c)	Exhibits

Item	Title
10.01	Promissory Note in the original principal amount of $100,000

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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc (Registrant)

Dated: May 12, 2009	/s/ Clifford L. Neuman_____ Clifford L. Neuman, President